UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 26, 2008 (March 20, 2008)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry Into a Material Definitive Agreement.

Jungwoo Securities Purchase Agreements

As previously reported, on December 17, 2007, we entered into a Securities Purchase Agreement with Jungwoo Family Co., Ltd., a Korean corporation (“Jungwoo”).  Pursuant to such Securities Purchase Agreement, Jungwoo agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 142,857 shares of our common stock and (ii) a warrant to acquire up to 28,571 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $199,999.80 at a closing scheduled to be held on December 24, 2007.  Such closing occurred as scheduled.  Pursuant to such Securities Purchase Agreement, Jungwoo also agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 1,285,714 shares of our common stock and (ii) a warrant to acquire up to 257,143 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $1,799,999.60 at a closing scheduled to be held on February 29, 2008.  Such closing did not occur.

On March 20, 2008, we entered into a new Securities Purchase Agreement with Jungwoo, pursuant to which Jungwoo agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 285,715  shares of our common stock and (ii) a warrant to acquire up to 57,143 shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $400,001.00 at a closing scheduled to be held on March 28, 2008.  Pursuant to the March 20, 2008 Securities Purchase Agreement, we released Jungwoo from any obligation to purchase any additional securities of the Company pursuant to the December 17, 2007 Securities Purchase Agreement.

On March 20, 2008, we entered into a Securities Purchase Agreement with Super Bio Co. Ltd., a Korean corporation (“Super Bio”).  Pursuant to such Securities Purchase Agreement, Super Bio agreed to purchase, upon and subject to the terms and conditions stated therein, (i) 357,143 shares of our common stock and (ii) a warrant to acquire up to  71,429  shares of our common stock at an exercise price of $1.80 per share, for aggregate cash consideration of $500,000.20.  The closing under such Securities Purchase Agreement is scheduled to occur on March 28, 2008.

The foregoing Securities Purchase Agreements with Jungwoo and Super Bio contain customary representations, warranties and covenants.  The Securities Purchase Agreements accord the purchasers thereunder “full ratchet” anti-dilution protection for a period of two years following the closing of their purchase of our securities.  This means that if we issue a share of our common stock at a purchase price of less than $1.40 per share during the relevant period, we will be obligated to issue an additional number of shares of our common stock to such investors such that their effective purchase price per share equals the lowest such price at which we issue any share of our common stock.  In addition, the Securities Purchase Agreements obligate us to take commercially reasonable efforts to list our common stock on the AMEX within the next three years.

Warrants

The warrants to be issued to Jungwoo and Super Bio pursuant to the foregoing Securities Purchase Agreements will be exercisable for a term of three years at an exercise price of $1.80 per share.  The warrants will include customary terms providing for adjustment of the exercise price and the number of shares subject to receipt upon exercise that are applicable in the event of stock splits, stock dividends, pro rata distributions, fundamental transactions and the like.  The warrants also will be subject to “full ratchet” anti-dilution protection.  This means that if we issue a share of our common stock at a purchase price of less than $1.80, the exercise price of the warrants will be reduced to the lowest such price at which we issue any share of our common stock.  Certain securities issuances by us will not trigger this anti-dilution protection.

The above description is not a complete statement of the parties’ rights and obligations under the agreements described therein and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibits.

Item 3.02.  Unregistered Sales of Equity Securities.

As described above in response to Item 1.01, on March 20, 2008, we entered into the following Securities Purchase Agreements:

•	an agreement with Jungwoo whereby we agreed to issue to Jungwoo 285,715 shares of our common stock and a warrant to purchase 57,143 shares of our common stock for total consideration of $400,001.00.
•
an agreement with Super Bio whereby we agreed to issue to Super Bio 357,143 shares of our common stock and a warrant to purchase 71,429 shares of our common stock for total consideration of $500,000.20.

After payment of certain expenses, we expect to receive approximately $900,001.20  in net proceeds upon closing of the above-described sales of our securities.  We intend to use the proceeds of the sales for general corporate purposes.

The foregoing offers and sales of our securities will occur outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act.  Such offers and sales will be made in accordance with Section 4(2) of the Securities Act and Regulation D and/or Regulation S thereunder.  Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Jungwoo Family Co., Ltd. (the “Jungwoo Securities Purchase Agreement”).

10.2	Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Super Bio Co. Ltd., (the “Super Bio Securities Purchase Agreement”).

10.3	Form of Warrant for issuance pursuant to the Jungwoo Securities Purchase Agreement and the Super Bio Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By:	/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer

Date:	March 26, 2008

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Jungwoo Family Co., Ltd. (the “Jungwoo Securities Purchase Agreement”).

10.2	Securities Purchase Agreement, dated as of March 20, 2008, by and between Rexahn Pharmaceuticals, Inc. and Super Bio Co. Ltd., (the “Super Bio Securities Purchase Agreement”).

10.3	Form of Warrant for issuance pursuant to the Jungwoo Securities Purchase Agreement and the Super Bio Securities Purchase Agreement.